SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 11, 2003

     The Amended and Restated Pooling and Servicing Agreement, dated as of June 15, 2001, including the Series 2002-1 Supplement, dated as of December 17, 2002, among Mellon Premium Finance Loan Owner Trust, as transferor, AFCO Credit Corporation, as servicer, AFCO Acceptance Corporation, as servicer, Premium Financing Specialists of California, Inc., as back-up servicer, Premium Financing Specialists of California, Inc., as back-up servicer, and Wells Fargo Bank Minnesota, National Association, as trustee, in connection with the issuance of Mellon Bank Premium Finance Loan Master Trust , Class A Floating Rate Asset-Backed Certificates and Class B Floating Rate Asset-Backed Certificates, Series 2002-1.

MELLON BANK, N.A.

(Originator of Mellon Bank Premium Finance Loan Master Trust)
(Exact name of registrant as specified in its charter)

333-99477
and
United States	333-101671	25-0659306

(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification No.)

One Mellon Center
Pittsburgh, Pennsylvania 15258
(412) 234-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal offices)
N/A

(Former name or former address, if changed since last report)

MELLON BANK PREMIUM FINANCE LOAN MASTER TRUST

(Exact name of registrant as specified in its charter)

333-99477-02
and
New York	333-101671-02	51-0015912

(State or Other Jurisdiction of File Numbers)	(Commission Incorporation)	(I.R.S. Employer Identification No.)

One Mellon Center

Pittsburgh, Pennsylvania 15258
(412) 234-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal offices)
N/A

(Former name or former address, if changed since last report)

MELLON PREMIUM FINANCE LOAN OWNER TRUST

(Exact name of registrant as specified in its charter)

333-99477-01
and
Delaware	333-101671-01	51-6522553

(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification No.)

c/o Chase Manhattan Bank, USA, National Association
1201 North Market Street
Wilmington, DE 19801
(302) 428-3372

Carl Krasik, Esq.
Mellon Financial Corporation
Suite 1910
500 Grant Street
Pittsburgh, Pennsylvania 15258-0001
(412) 234-5222

(Address, including zip code, and telephone number, including area code, of registrant’s principal offices)
N/A

(Former name or former address, if changed since last report)

Item 5.    Other Events.

     The Registrant hereby incorporates by reference the information contained in Exhibit 20 hereto in response to this Item 5.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MELLON BANK, N.A.

By: /s/ MICHAEL A. BRYSON Name: Michael A. Bryson Title: Executive Vice President & Chief Financial Officer

MELLON PREMIUM FINANCE LOAN OWNER TRUST

By: Mellon Bank N.A., as Administrator

By: /s/ MICHAEL A. BRYSON Title: Executive Vice President & Chief Financial Officer

MELLON BANK PREMIUM FINANCE LOAN MASTER TRUST

By: Mellon Bank N.A., as Administrator

By: /s/ MICHAEL A. BRYSON Name: Michael A. Bryson Title: Executive Vice President & Chief Financial Officer

Dated: March 18, 2003

INDEX OF EXHIBITS

Exhibit No.	Document Description	Method of Filing

20	Monthly Certificateholders Statement	Filed herewith